                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS STRONG GROWTH IN SECOND QUARTER 2004

     - NET SALES RISE 18.8 PERCENT TO $103.5 MILLION, HIGHEST QUARTERLY SALES IN 16 YEARS
     - DILUTED EARNINGS PER SHARE IMPROVE 61 PERCENT TO 19 CENTS FOR THE SECOND QUARTER, UP FROM 12 CENTS IN THE SECOND QUARTER OF 2003
     -   ALL THREE BUSINESS SEGMENTS REPORT NET SALES GROWTH
     -   RENEWED DEMAND IN TELECOM INFRASTRUCTURE MARKET


         CLEVELAND, Ohio, July 28, 2004 - Lamson & Sessions (NYSE:LMS) today announced net sales of $103.5 million for the second quarter of 2004, an increase of 18.8 percent over the $87.1 million reported in the second quarter of 2003. This strong net sales performance, the Company's highest second quarter sales since 1988, reflects improving sales order trends in several of the Company's key markets. All three of the Company's business segments - Carlon, Lamson Home Products and PVC Pipe - reported net sales increases in excess of 10 percent in this quarter.

         The Company reported net income of $2.7 million, or 19 cents per diluted share, in the second quarter of 2004, an increase of 61 percent over the $1.7 million, or 12 cents per diluted share, reported in the prior-year quarter. This improvement reflects better market conditions, which have allowed the Company to recover some of the increases in raw material costs that occurred throughout the first half of 2004.

         "We are strongly encouraged by the improved sales order levels experienced in the second quarter," said John B. Schulze, Chairman, President and Chief Executive Officer. "While conditions have improved in the electrical, telecom and residential housing markets, our strong net sales performance has also been enhanced by our commitment to building key customer relationships and achieving very high service levels."

         Gross margin rose to 18.8 percent in the second quarter of 2004, from
18.4 percent in 2003's second quarter. This improvement reflects some raw material cost recovery and higher operating rates in the Company's manufacturing facilities. Customer service levels remain at very high rates despite the increasing unit demand levels.

         Operating expenses rose in the second quarter of 2004, compared with the prior-year period, but declined slightly as a percentage of sales. Higher sales commissions and marketing expenses were primarily responsible for the higher expense level.


Business Segments
-----------------

         Carlon net sales rose more than 26 percent in the second quarter of 2004, compared with the same quarter a year ago. Continued demand strength in the residential housing market and renewed demand in the telecom infrastructure market fueled the substantial revenue growth in the quarter. Similarly, Carlon's operating profit grew in excess of 25 percent, compared with a year ago, as a result of higher shipment levels and improved selling price levels which allowed for the recovery of higher raw material costs.

         Lamson Home Products experienced net sales growth of 15.7 percent in the second quarter of 2004, compared with the prior-year period. This growth resulted from market share gains with its largest customer and continued strong demand for electrical products supporting residential construction and rehabilitation projects through the retail home center market. Operating income declined approximately 23 percent from a year ago, primarily because of an inability to recover higher raw material costs in the retail channel, as well as increased marketing expenses related to product line expansions with key customers.

         The PVC Pipe segment realized an increase of 10.6 percent in net sales for the second quarter of 2004, compared with a year ago. The increase was almost entirely the result of higher selling prices reflecting recovery of raw material cost increases. Operating income improved to $1.0 million for the second quarter, compared with a break-even performance in the second quarter of 2003.

First Half Results
------------------

         For the first half of 2004, the Company reported net sales of $187.8 million, an increase of 12.8 percent over the $166.5 million reported in the first half of 2003. Net income for the first half was $4.4 million, or 32 cents per diluted share, compared with $1.9 million, or 14 cents per diluted share, a year ago.

         All three business segments reported net sales increases in the first half of 2004, primarily due to the continuing strength of the residential housing market and the beginning of a recovery in


                                     2 of 8
the telecom infrastructure market, which led to improved selling prices and the recovery of some raw material cost increases.

         The Carlon segment experienced net sales growth in excess of 19 percent in the first half of 2004, compared with the first half of last year. Carlon's operating profits in the first half of 2004 grew to $8.2 million, a 45 percent increase over the first half of 2003, due to strengthening conditions in key markets and higher operating rates in the Company's plants and distribution centers.

         Lamson Home Products reported a 14.5 percent increase in net sales in the first half of 2004, compared with the same period in 2003, due to market share gains with key customers and stable demand in the retail market. Operating income fell 17 percent in the first half, compared with the first half of last year, due to an inability to recover increasing raw material costs and increased marketing expenses.

         The PVC Pipe segment reported a slight increase in net sales of 2.3 percent in the first half of 2004, compared with the prior-year period, primarily due to higher selling prices in the second quarter as raw material cost increases began to be recovered. In the first half of 2004, the operating loss of this segment was reduced to $168,000, compared with a $709,000 loss in the prior-year first half.

Financial Highlights
--------------------

     - Accounts receivable rose $9 million as of the end of the first half of 2004, compared with a year earlier, due to the strong sales growth reported this year. Accounts receivable days sales outstanding were 48 days at July 3, 2004, which is unchanged from the level attained at July 5, 2003.

     - Inventory reached $40.7 million at the end of the first half of 2004, versus $42.7 million at the same point a year ago, despite significant growth in net sales. Inventory turns improved to a record 7.6 turns, compared with 6.8 turns at the end of the first quarter of 2004, and
         6.1 turns at the end of the first half of 2003.

     - As of July 3, 2004, long-term debt was $84.1 million, a decrease of $7.3 million or 8 percent from the $91.4 million at July 5, 2003. The Company is evaluating refinancing or debt extension alternatives as its secured credit agreement matures in August 2005.


                                     3 of 8

         "We continue to focus on strong working capital management and de-leveraging our balance sheet," said James J. Abel, Executive Vice President and Chief Financial Officer. "By the end of 2004, we anticipate a further significant reduction in our debt level."

Conference Call
---------------

         A live Internet broadcast of the Company's conference call regarding its second quarter financial performance can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Wednesday, July 28, 2004.

         Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

         This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) the continued availability and reasonable terms of bank financing and (v) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557

                                     4 of 8

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)


                                                    SECOND QUARTER ENDED                              FIRST HALF ENDED
                                         ----------------------------------------        ------------------------------------------
                                           2004                  2003                      2004                  2003
                                         ---------             --------                  ---------             ---------
NET SALES                                $ 103,464    100.0%   $ 87,072     100.0%       $ 187,750    100.0%   $ 166,517    100.0%

COST OF PRODUCTS SOLD                       84,048     81.2%     71,016      81.6%         153,759     81.9%     137,190     82.4%
                                         ---------             --------                  ---------             ---------

GROSS PROFIT                                19,416     18.8%     16,056      18.4%          33,991     18.1%      29,327     17.6%

OPERATING EXPENSES                          12,597     12.2%     11,043      12.7%          23,976     12.8%      21,720     13.0%

OTHER EXPENSE (INCOME)                         298      0.3%          -       0.0%            (626)    -0.4%           -      0.0%
                                         ---------             --------                  ---------             ---------

OPERATING INCOME                             6,521      6.3%      5,013       5.7%          10,641      5.7%       7,607      4.6%

INTEREST                                     1,950      1.9%      2,125       2.4%           3,905      2.1%       4,338      2.6%
                                         ---------             --------                  ---------             ---------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                        4,571      4.4%      2,888       3.3%           6,736      3.6%       3,269      2.0%

INCOME TAX PROVISION                         1,826      1.7%      1,185       1.3%           2,692      1.4%       1,340      0.8%
                                         ---------             --------                  ---------             ---------

INCOME FROM CONTINUING OPERATIONS            2,745      2.7%      1,703       2.0%           4,044      2.2%       1,929      1.2%

INCOME FROM DISCONTINUED OPERATIONS,
  NET OF INCOME TAX OF $256                      -      0.0%          -       0.0%             401      0.2%           -      0.0%
                                         ---------             --------                  ---------             ---------

NET INCOME                               $   2,745      2.7%   $  1,703       2.0%       $   4,445      2.4%   $   1,929      1.2%
                                         =========             ========                  =========             =========

BASIC EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS      $    0.20             $   0.12                  $    0.29             $    0.14

EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                     -                    -                       0.03                     -
                                         ---------             --------                  ---------             ---------

NET EARNINGS                             $    0.20             $   0.12                  $    0.32             $    0.14
                                         =========             ========                  =========             =========

AVERAGE SHARES OUTSTANDING                  13,784               13,786                     13,786                13,784
                                         =========             ========                  =========             =========


DILUTED EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS      $    0.19             $   0.12                 $     0.29             $    0.14

EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                     -                    -                       0.03                     -
                                         ---------             --------                 ----------             ---------

NET EARNINGS                             $    0.19             $   0.12                 $     0.32             $    0.14
                                         =========             ========                 ==========             =========

DILUTED AVERAGE SHARES OUTSTANDING          14,099               13,869                     14,028                13,829
                                         =========             ========                 ==========             =========





                                     5 of 8

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (In thousands)


                                                             Quarter Ended               Year Ended              Quarter Ended
                                                              JULY 3, 2004            JANUARY 3, 2004             JULY 5, 2003
                                                            ----------------          ----------------           ----------------

ACCOUNTS RECEIVABLE, NET                                       $  57,232                 $  38,196                  $  48,240

INVENTORIES, NET                                                  40,753                    30,143                     42,727

OTHER CURRENT ASSETS                                              15,569                    13,038                     15,620

PROPERTY, PLANT AND EQUIPMENT, NET                                47,386                    51,326                     50,965

GOODWILL                                                          21,519                    21,519                     21,558

PENSION ASSETS                                                    30,264                    30,016                     30,449

OTHER ASSETS                                                      19,957                    24,075                     22,343
                                                               ---------                 ---------               ------------

TOTAL ASSETS                                                   $ 232,680                 $ 208,313                  $ 231,902
                                                               =========                 =========               ============


ACCOUNTS PAYABLE                                               $  35,528                 $  16,928                  $  33,390

OTHER CURRENT LIABILITIES                                         42,367                    40,098                     39,575

LONG-TERM DEBT                                                    84,066                    82,990                     91,443

OTHER LONG-TERM LIABILITIES                                       27,507                    29,782                     29,088

SHAREHOLDERS' EQUITY                                              43,212                    38,515                     38,406
                                                               ---------                 ---------               ------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                       $ 232,680                 $ 208,313                  $ 231,902
                                                               =========                 =========               ============


                                     6 of 8

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (In thousands)


                                                                                                     FIRST HALF ENDED
                                                                                               ------------------------------
                                                                                                 2004                    2003
                                                                                               -------                 ------

OPERATING ACTIVITIES
     NET INCOME                                                                                 $ 4,445                 $ 1,929
     ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
       PROVIDED (USED) BY OPERATING ACTIVITIES:
         DEPRECIATION                                                                             4,638                   4,553
         AMORTIZATION                                                                               800                     800
         GAIN ON SALE OF FIXED ASSETS                                                              (933)                      -
         DEFERRED INCOME TAXES                                                                    2,548                   1,111
         NET CHANGE IN WORKING CAPITAL ACCOUNTS:
             ACCOUNTS RECEIVABLE                                                                (19,036)                (11,554)
             INVENTORIES                                                                        (10,610)                (10,497)
             PREPAID EXPENSES AND OTHER                                                            (599)                     50
             ACCOUNTS PAYABLE                                                                    18,600                  12,181
             ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                                       3,303                  (2,955)
         OTHER LONG-TERM ITEMS                                                                   (1,402)                  1,233
                                                                                                --------                -------
CASH PROVIDED (USED) BY OPERATING ACTIVITIES                                                      1,754                  (3,149)

INVESTING ACTIVITIES
     NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                                             (1,873)                 (3,605)
     REFUND OF DEPOSITS ON EQUIPMENT OPERATING LEASES                                               580                       -
     PROCEEDS FROM SALE OF FIXED ASSETS                                                           1,595                       -
     ACQUISITIONS AND RELATED ITEMS                                                                (125)                   (500)
                                                                                                --------                --------
CASH PROVIDED (USED) BY INVESTING ACTIVITIES                                                        177                  (4,105)

FINANCING ACTIVITIES
     NET (PAYMENTS) BORROWINGS UNDER SECURED CREDIT AGREEMENT                                    (1,009)                  7,300
     PAYMENTS ON OTHER LONG-TERM BORROWINGS                                                        (210)                   (224)
     PURCHASE AND RETIREMENT OF TREASURY STOCK                                                     (205)                      -
     EXERCISE OF STOCK OPTIONS                                                                       57                       -
                                                                                                --------                --------
CASH (USED) PROVIDED BY FINANCING ACTIVITIES                                                     (1,367)                  7,076
                                                                                                --------                --------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                    564                    (178)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                      468                   1,496
                                                                                                --------                --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                      $ 1,032                 $ 1,318
                                                                                                ========                ========



                                     7 of 8

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (In thousands)


                                              Second Quarter Ended                          First Half Ended
                                           --------------------------                  ---------------------------
                                              2004             2003                      2004             2003
                                           --------          --------                  --------         ---------
NET SALES
   CARLON                                 $  49,467          $ 39,145                 $  87,630        $  73,124
   LAMSON HOME PRODUCTS                      21,989            19,011                    43,034           37,575
   PVC PIPE                                  32,008            28,916                    57,086           55,818
                                          ---------          --------                 ---------        ---------
                                          $ 103,464          $ 87,072                 $ 187,750        $ 166,517
                                          =========          ========                 =========        =========

OPERATING INCOME (LOSS)
   CARLON                                 $   4,608          $  3,675                 $   8,247        $   5,681
   LAMSON HOME PRODUCTS                       2,468             3,225                     4,852            5,848
   PVC PIPE                                   1,019                (8)                     (168)            (709)
   CORPORATE OFFICE                          (1,276)           (1,879)                   (2,916)          (3,213)
   OTHER (EXPENSE) INCOME                      (298)                -                       626                -
                                          ---------          --------                 ---------        ---------
                                          $   6,521          $  5,013                 $  10,641        $   7,607
                                          =========          ========                 =========        =========

DEPRECIATION AND AMORTIZATION
   CARLON                                 $   1,368          $  1,721                 $   2,765        $   3,448
   LAMSON HOME PRODUCTS                         465               420                       935              853
   PVC PIPE                                     877               523                     1,738            1,052
                                          ---------          --------                 ---------        ---------
                                          $   2,710          $  2,664                 $   5,438        $   5,353
                                          =========          ========                 =========        =========





TOTAL ASSETS BY BUSINESS SEGMENT AT JULY 3, 2004, JANUARY 3, 2004, AND JULY 5, 2003

                                                        JULY 3, 2004     JANUARY 3, 2004    JULY 5, 2003
                                                        ------------     ---------------    ------------
IDENTIFIABLE ASSETS
   CARLON                                                $  84,703         $  79,900        $  89,534
   LAMSON HOME PRODUCTS                                     33,806            30,065           31,172
   PVC PIPE                                                 50,595            34,232           46,596
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)                     63,576            64,116           64,600
                                                        -----------        ----------       ----------
                                                         $ 232,680         $ 208,313        $ 231,902
                                                        ===========        ==========       ==========






                                     8 of 8